
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
CITIGROUP'S FORM 10-K FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 1998
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          13,837
<INT-BEARING-DEPOSITS>                          11,643
<FED-FUNDS-SOLD>                                94,831<F1>
<TRADING-ASSETS>                               119,845
<INVESTMENTS-HELD-FOR-SALE>                    103,672
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        221,958
<ALLOWANCE>                                      6,617<F2>
<TOTAL-ASSETS>                                 668,641
<DEPOSITS>                                     228,649
<SHORT-TERM>                                    16,112<F3>
<LIABILITIES-OTHER>                             40,310
<LONG-TERM>                                     48,671
<PREFERRED-MANDATORY>                            4,320
<PREFERRED>                                      2,313
<COMMON>                                            24
<OTHER-SE>                                      40,371
<TOTAL-LIABILITIES-AND-EQUITY>                 668,641
<INTEREST-LOAN>                                 22,543
<INTEREST-INVEST>                                    0<F4>
<INTEREST-OTHER>                                23,696
<INTEREST-TOTAL>                                46,239
<INTEREST-DEPOSIT>                                   0<F4>
<INTEREST-EXPENSE>                              27,495
<INTEREST-INCOME-NET>                           18,744
<LOAN-LOSSES>                                    2,751
<SECURITIES-GAINS>                                 840
<EXPENSE-OTHER>                                 11,146
<INCOME-PRETAX>                                  9,269
<INCOME-PRE-EXTRAORDINARY>                       5,807
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     5,807
<EPS-PRIMARY>                                     2.49<F5>
<EPS-DILUTED>                                     2.43
<YIELD-ACTUAL>                                    3.08
<LOANS-NON>                                      3,868<F6>
<LOANS-PAST>                                     1,094<F7>
<LOANS-TROUBLED>                                    45
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 6,237
<CHARGE-OFFS>                                    3,311
<RECOVERIES>                                       667
<ALLOWANCE-CLOSE>                                6,717<F2>
<ALLOWANCE-DOMESTIC>                                 0<F8>
<ALLOWANCE-FOREIGN>                                  0<F9>
<ALLOWANCE-UNALLOCATED>                              0<F10>

<F1>Includes securities borrowed or purchased under agreements to resell.
<F2>Aggregate allowance activity for the twelve months of 1998 includes $373MM in other changes, of which, $320MM reflects the addition of credit loss reserves related to the acquisition of UCS. The remaining balance is principally foreign currency translation effects. Aggregate allowance includes
$50 million attributable to standby letters of credit and guarantees included in Other Liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading account assets at December 31, 1998.
<F3>Commercial paper and other short-term borrowings.
<F4>Not disclosed.
<F5>Primary EPS represents Basic EPS under Financial Accounting
Standards No. 128, "Earnings per Share".
<F6>Includes $1,595MM of cash-basis commercial loans and $2,273MM of consumer loans on which accrual of interest has been suspended.
<F7>Accruing loans 90 or more days delinquent.
<F8>No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F9>See Footnote F8 above.
<F10>See Footnote F8 above.

